UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2022

TIVIC HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41052	81-4016391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25821 Industrial Blvd., Suite 100

Hayward, CA 94545

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 276-6888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 7, 2022, Tivic Health Systems, Inc., a Delaware corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among RB Buyer Co, LLC, a Delaware limited liability company (“Buyer”) and wholly-owned subsidiary of the Company, Reliefband Technologies, LLC, a Delaware limited liability company (“Reliefband”), certain of Reliefband’s beneficial owners (the “Beneficial Owners”), and Shareholder Representative Services LLC, a Colorado limited liability company as representative of Reliefband and its Beneficial Owners.

Pursuant to the Purchase Agreement, Buyer agreed to purchase substantially all of the assets, and certain specified liabilities, of Reliefband that are used in connection with the development, manufacture, distribution, and sale of Reliefband’s electronic nerve stimulation devices (the “Acquisition”) for an aggregate cash purchase price of $33,500,000, subject to working capital adjustments as defined in the Purchase Agreement, less Reliefband transaction expenses and any indebtedness of Reliefband at Closing (the “Acquisition Consideration”). Up to $1,500,000 of the Acquisition Consideration is payable, at the election of the Buyer and the Company, in restricted common stock of the Company (the “Stock Amount”), such number of shares to be based on the volume weighted average price (“VWAP”) of the Company’s common stock as reported on the Nasdaq Capital Market for the thirty (30) consecutive trading days ending one (1) trading day prior to the Closing; provided, however, that if the Company issues the Stock Amount, then in no event shall the number of shares of Company common stock issued exceed 19.99% (rounded down to the nearest whole share) of the number of shares of the Company’s common stock issued and outstanding immediately prior to Closing.

In addition, $1,675,000.00 of the Acquisition Consideration will be deposited at closing with an escrow agent to be held in escrow for a period of twenty-four (24) months. The escrow amount may be used to account for indemnification claims.

The closing of the Acquisition is subject to customary conditions. The Buyer’s conditions include, but are not limited to (i) the absence of any material adverse effect with respect to the Reliefband business, (ii) receipt of third-party consents to the assignment of certain contracts, (iii) the completion of certain regulatory filings by Reliefband, and (iv) the Company’s consummation of a financing to fund the Acquisition Consideration. Closing shall occur on the third (3rd) business day after each party’s obligations are satisfied, or waived, if permitted (the “Closing”).

The Purchase Agreement contains customary representations, warranties, and covenants of the Company, Buyer, Reliefband, and the Beneficial Owners. The representations and warranties made by Reliefband and the Beneficial Owners are supported by a representations and warranties insurance policy secured by the Company, which policy includes certain exclusions and a retention amount.

The Purchase Agreement may be terminated under specific circumstances, including, among others, by mutual written consent, in connection with a material breach of a party to the Purchase Agreement, or to the extent that the Closing has not occurred by February 6, 2023. In the event the Purchase Agreement is terminated as a result of the Company’s failure to publicly file a Form S-1 in connection with its financing, Buyer shall pay to Reliefband a breakup fee of $200,000 within one (1) business day following the termination.

The provisions of the Purchase Agreement including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the SEC.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated by reference herein.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Certain Other Agreements

Under the terms of the Purchase Agreement, upon the closing of the Acquisition, the Company and/or Buyer will enter into certain other agreements. These agreements, which would be executed at Closing, consist of standard assignment agreements to effect the transfer of certain tangible and intangible property, as well as an escrow agreement and a transition assistance agreement. In addition, the Stock Amount, if any, has certain piggyback registration rights contained in a registration rights agreement to be executed at Closing. Forms of these agreements are attached as exhibits to the Agreement, and the foregoing descriptions of certain of these agreements are qualified by reference to the corresponding exhibits to the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*†	Asset Purchase Agreement dated October 7, 2022 by and among the Company, RB Buyer Co, LLC, Reliefband Technologies, LLC, Reliefband’s beneficial owners and the Shareholder Representative.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules, exhibits, and similar supporting attachments or agreements to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

†

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2022

TIVIC HEALTH SYSTEMS, INC.

By:	/s/ Jennifer Ernst
Name:	Jennifer Ernst
Title:	Chief Executive Officer